UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2026

THERMON GROUP HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35159	27-2228185
(State or other Jurisdiction of incorporation )	(Commission File Number)	(IRS Employer Identification No.)

7171 Southwest Parkway Building 300, Suite 200
Austin TX	78735
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (512) 690-0600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	THR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 23, 2026, CECO Environmental Corp., a Delaware corporation (the “Parent”), Longhorn Merger Sub, Inc., a Delaware corporation and direct wholly owned subsidiary of the Parent (“Merger Sub Inc.”), Longhorn Merger Sub LLC, a Delaware limited liability company and direct wholly owned subsidiary of the Parent (“Merger Sub LLC”), and Thermon Group Holdings, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Upon the terms and subject to the conditions set forth in the Merger Agreement, (i) Merger Sub Inc. will merge with and into the Company (the “First Merger”), with the Company continuing as the surviving entity (the “Surviving Corporation”), and (ii) immediately following the First Merger, the Surviving Corporation will merge with and into Merger Sub LLC (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub LLC continuing as the surviving entity and a wholly owned subsidiary of the Parent. The First Merger will become effective at a time agreed by the parties to the Merger Agreement in writing and as specified in a certificate of merger filed with the Secretary of State of the State of Delaware (the “Effective Time”), and the Second Merger will become effective as specified in a subsequent certificate of merger (the “Second Merger Effective Time”). Upon consummation of the Mergers and the other transactions contemplated by the Merger Agreement (the “Transactions”), the Company and Merger Sub Inc. will cease to exist.

Under the terms of the Merger Agreement and as more fully described below, at the Effective Time, each share of common stock, par value $0.001 per share, of the Company (“Company Common Stock”), issued and outstanding immediately prior to the Effective Time (other than those shares of Company Common Stock excluded or constituting dissenting shares pursuant to the Merger Agreement), will be automatically converted into the right to receive from the Parent, pursuant to a properly made election that has actually been received by the Exchange Agent and not revoked prior to the election deadline to be determined by Parent and the Company (the “Election Deadline”), and subject to the proration and allocation procedures set forth in the Merger Agreement, one of the following forms of consideration (i) a combination of 0.6840 shares of common stock, par value $0.01 per share, of the Parent (“Parent Common Stock”) and $10.00 in cash (the “Mixed Consideration”), (ii) $63.89 in cash (the “Cash Consideration”), or (iii) 0.8110 shares of Parent Common Stock (the “Stock Consideration” and, together with the Mixed Consideration and the Cash Consideration, the “Merger Consideration”).

Under the Merger Agreement, at the Effective Time, each outstanding Company restricted stock unit and performance unit (a “Company PU”) will be assumed by the Parent and converted into a restricted stock unit award of the Parent based on the Stock Consideration exchange ratio. For Company PUs, the number of Company shares underlying such award will be calculated based on target or actual performance (depending on the status of the applicable performance period), and the converted Parent awards will subsequently be subject only to time-based vesting. Each outstanding Company stock option with an exercise price less than the Cash Consideration will be cancelled and converted into the right to receive an amount in cash equal to the Cash Consideration less the applicable exercise price, while all other Company stock options will be automatically cancelled for no consideration.

The board of directors of the Company (the “Company Board”) unanimously (i) determined that the Mergers and the other transactions contemplated by the Merger Agreement (the “Transactions”) are in the best interests of, and are advisable to, the stockholders of the Company (the “Company Stockholders”), (ii) approved and declared advisable the Merger Agreement and the Transactions, (iii) directed that the Merger Agreement be submitted to Company stockholders for adoption and (iv) resolved to recommend that the Company Stockholders vote in favor of the adoption of this Agreement.

At the Effective Time, the board of directors of the Parent (the “Parent Board”) will be increased from eight to 10 members, and the newly created vacancies on the Parent Board will be filled by two directors currently serving as the members of the Company Board (such directors, the “Company Appointees”), one of which will be designated by the Company, in its sole discretion, and one of which will be designated by mutual agreement of the Chairman of each of the Parent Board and Company Board. If the Transactions close prior to the Parent’s 2026 annual meeting of stockholders, the Parent agreed to nominate the Company Appointees for reelection to the Parent Board at such 2026 annual meeting.

The closing of the Mergers is subject to the satisfaction or waiver of certain closing conditions, including, among others, (i) adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon (the “Company Stockholder Approval”), (ii) approval of the Parent Common Stock constituting the Stock Consideration to be issued in the First Merger and other shares of Parent Common Stock to be issued in the Mergers or reserved for issuance in connection with the Mergers, in each case, as provided in the Merger Agreement (the “Stock Issuance”) by the affirmative vote of a majority of the shares of the Parent Common Stock present in person or represented by proxy at a meeting of the Parent Stockholders and entitled to vote thereon in accordance with the rules and regulations of the Nasdaq Stock Market LLC (“Nasdaq”), the Delaware General Corporation Law and the Parent organizational documents (the “Parent Stockholder Approval”), (iii) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, as well as any agreement not to close embodied in a “timing agreement” between the parties to the Merger Agreement and the applicable governmental entity, (iv) no temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any court of competent jurisdiction being in effect, and no material law having been enacted or promulgated after the date of the Merger Agreement in any jurisdiction material to the Parent and its subsidiaries, taken as a whole, or to the Company and its subsidiaries, taken as a whole, that, in any such case, prohibits or makes illegal the consummation of the Mergers, (v) approval for listing on the Nasdaq of the shares of the Parent Common Stock to be issued in the First Merger, (vi) the effectiveness of the Form S-4, (vii) the accuracy of representations and warranties and compliance with covenants of each party (in each case certain to certain qualifications) and (viii) with respect to the obligations of the Company, the receipt of (x) a customary tax opinion of counsel to the Company and (y) the adoption by the Parent of resolutions increasing the size of the Parent Board and appointing the Company Appointees, in each case subject to the standards set forth in the Merger Agreement.

The Merger Agreement contains customary representations and warranties of the parties to the Merger Agreement relating to their respective businesses, financial statements and public filings, as applicable, in each case generally subject to customary materiality and knowledge qualifiers. Additionally, the Merger Agreement provides for customary pre-closing covenants of the Parent and the Company, including covenants relating to conducting their respective businesses in the ordinary course and refraining from taking certain actions without the consent of the other party. The Parent and the Company also agreed to use their reasonable best efforts to consummate the Transactions and to obtain regulatory approvals.

The Merger Agreement provides that, from the date of the Merger Agreement, each of the Parent and the Company will be subject to certain restrictions on its ability to solicit an alternative Parent Acquisition Proposal (with respect to the Parent) or Company Acquisition Proposal (with respect to the Company) (each as defined in the Merger Agreement), respectively, from third parties, to provide non-public information to third parties and to engage in discussions with third parties regarding alternative Parent Acquisition Proposals or Company Acquisition Proposals, as applicable, subject to customary exceptions.

The Merger Agreement contains customary termination rights for each of the Parent and Company, including, among others, by either party if (i) the Mergers have not been consummated by August 24, 2026 (subject to a limited extension to November 23, 2026 for the sole purpose of obtaining antitrust clearances), (ii) if required stockholder approvals are not obtained, (iii) upon a change of recommendation by the other party’s board of directors, (iv) if such party determines to enter into a definitive agreement providing for a Company Superior Proposal or Parent Superior Proposal (each as defined in the Merger Agreement), as applicable, or (v) upon a material breach by the other party that would result in the failure of a closing condition and is not cured within the specified time period, in each case on the terms set forth in the Merger Agreement. In certain circumstances, including specified circumstances following a change of recommendation by the Company Board, the Company will be required to pay the Parent a termination fee of $74.70 million (the “Company Termination Fee”), and in reciprocal specified circumstances, the Parent will be required to pay the Company a termination fee of $105 million (the “Parent Termination Fee”), in each case on the terms set forth in the Merger Agreement. The Company Termination Fee (and the Parent Termination Fee in reciprocal circumstances) will also be payable in the event that, (i) a competing acquisition proposal for 50% or more of the stock or consolidated assets of the Company has been publicly announced and not withdrawn, (ii) the Merger Agreement is terminated (A) by the Company after the dates referred to in clause (i) of the first sentence of this paragraph, (B) because the Company’s stockholders fail to adopt the Merger Agreement or (C) by Parent because the Company materially breaches the Merger Agreement and (iii) within one year of the date of such termination, the Company: (A) enters into a definitive agreement providing for a competing acquisition proposal for 50% or more of the stock or consolidated assets of the Company, (B) the Company submits a competing acquisition proposal on such terms to its stockholders, or (C) the Company recommends a tender offer or exchange offer constituting a competing acquisition proposal on such terms and such acquisition is subsequently consummated (each item in this clause (iii), a “Tail Fee Event”). Additionally, the Company Termination Fee (and the Parent Termination Fee in reciprocal circumstances) will also be payable in the event that, (i) a competing acquisition proposal for 50% or more of the stock or consolidated assets of the Company has been made to the senior management of the Company or the Company board of directors and not withdrawn, (ii) the Merger Agreement is terminated (A) by the Company after the dates referred to in clause (i) of the first sentence of this paragraph or (B) by Parent because the Company materially breaches the Merger Agreement and (iii) within one year of the date of such termination, a Tail Fee Event occurs. The foregoing description is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K.

The representations, warranties and covenants contained in the Merger Agreement have been made solely for the benefit of the parties thereto. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Merger Agreement, (ii) have been qualified by (a) matters specifically disclosed in any reports filed by the Parent or Company with the Securities and Exchange Commission (the “SEC”) prior to the date of the Merger Agreement (subject to certain exceptions) and (b) confidential disclosures made in confidential disclosure letters delivered in connection with the Merger Agreement, (iii) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (v) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the parties thereto or their respective businesses. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties to the Merger Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Parent’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding Parent and the Company that is or will be contained in, or incorporated by reference into, the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents that the Parent or the Company files with the SEC.

Financing

In connection with, and concurrently with the entry into, the Merger Agreement, the Parent entered into a debt commitment letter (the “Commitment Letter”) dated February 23, 2026 with Bank of America, N.A. and BofA Securities, Inc. (“BofA”), pursuant to which BofA has committed, subject to satisfaction of standard conditions, to provide the Parent with an incremental term loan facility in an aggregate principal amount of $200 million (the “Committed Loan Facility”) and contemplates utilizing up to $365 million of revolving credit loans under the Parent’s existing credit facility, subject to obtaining certain requisite amendments under the Parent’s existing credit facility. In the event these amendments are not obtained on or prior to the closing date of the merger, the Commitment Letter also provides a $700 million senior secured revolving credit facility to backstop and refinance the Parent’s existing credit facility in full. The funding of these commitments is subject to customary conditions, including the consummation of the Mergers. The Parent currently intends to fund the Transactions and related fees, costs and expenses with a combination of cash on hand, borrowings under the Parent’s existing credit facility, subject to obtaining certain requisite amendments and, to the extent necessary, borrowings under the Committed Loan Facility.

Voting Agreements

Concurrently with the execution of the Merger Agreement, each of Jason DeZwirek, Icarus Investment Corp. (an affiliate of Jason DeZwirek) and Todd Gleason (collectively, the “Supporting Stockholders”), beneficially owning approximately 15.2 % of the outstanding shares of Parent Common Stock, entered into voting agreements with the Parent and the Company (the “Voting Agreements”), pursuant to which the Supporting Stockholders have agreed, among other things, to (i) refrain from transferring, selling, pledging, or otherwise disposing of any of their shares of Parent Common Stock, subject to certain exceptions, (ii) vote all of their shares (A) in favor of the Stock Issuance and any other proposal considered and voted upon by the Parent Stockholders at any meeting of the Parent Stockholders necessary for consummation of the transactions contemplated by the Merger Agreement, including the Mergers, (B) against any (1) Parent Acquisition Proposal (as defined in the Merger Agreement), (2) reorganization, recapitalization, dissolution, liquidation or winding up of Parent or any of its Subsidiaries; and (3) action, proposal or agreement that would reasonably be expected to (x) result in a breach, in any material respect, of any covenant, representation or warranty of the Parent, Merger Sub Inc. or Merger Sub LLC under the Merger Agreement or (y) prevent or materially delay or adversely affect the consummation of the Mergers, and (iii) grant an irrevocable proxy to enforce such voting obligations. The Voting Agreements terminate upon the earliest of the Effective Time, the termination of the Merger Agreement, the receipt of the Parent Stockholder Approval, the occurrence of an adverse recommendation by the Parent Board or the date the Merger Agreement is amended in certain specified manners.

The foregoing description of the Voting Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of Voting Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure.

On February 24, 2026, the Parent and the Company issued a joint press release (the “Press Release”) announcing the execution of the Merger Agreement and the entry into the foregoing transactions. A copy of the Press Release is attached hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference. In addition, the Parent provided supplemental information regarding the proposed Transactions in connection with presentations to analysts and investors. A copy of the investor presentation is attached hereto as Exhibit 99.2.

In accordance with General Instruction B.2 of Form 8-K, the information under this Item 7.01 shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information and Where to Find It

This communication is being made in respect of the proposed Transactions involving the Parent and the Company, among other things. The issuance of shares of Parent Common Stock in connection with the Transactions will be submitted to the Parent Stockholders for their consideration, and the proposed merger transaction will be submitted to the stockholders of the Company for their consideration. In connection therewith, the Parent intends to file with the SEC a registration statement on Form S-4 (the “Registration Statement”) that will include a joint proxy statement/prospectus. Each of the Parent and the Company may also file other relevant documents with the SEC regarding the proposed transaction. This communication is not a substitute for the joint proxy statement/prospectus or registration statement or any other document that the Parent or the Company, as applicable, may file with the SEC in connection with the proposed transaction. After the Registration Statement has been declared effective by the SEC, a definitive joint proxy statement/prospectus will be mailed to the stockholders of the Parent and the Company. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS OF THE PARENT AND THE COMPANY ARE URGED TO READ THE REGISTRATION STATEMENT, JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PARENT, THE COMPANY, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of the registration statement and joint proxy statement/prospectus, as well as other filings containing important information about the Parent, the Company and the proposed transaction, once such documents are filed with the SEC through the website maintained by the SEC at https://www.sec.gov. Copies of the documents filed with the SEC by the Parent will be available free of charge on the Parent’s website at https://investors.cecoenviro.com/. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at https://ir.thermon.com. The information included on, or accessible through, the Parent’s or the Company’s website is not incorporated by reference into this communication.

Participants in the Solicitation

The Parent, the Company and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction.

Information about the directors and executive officers of the Parent, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in (i) the Parent’s proxy statement for its 2025 Annual Meeting of Stockholders, which was filed with the SEC on April 10, 2025 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/3197/000155837025004649/ceco-20250520xdef14a.htm), (ii) a Form 8-K filed by the Parent on July 24, 2025 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000003197/000095017025098303/ceco-20250718.htm), (iii) a Form 8-K filed by the Parent on September 16, 2025 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000003197/000119312525204657/ceco-20250912.htm) and (iv) to the extent holdings of the Parent’s securities by the directors or executive officers of the Parent have changed since the amounts set forth in the Parent’s proxy statement for its 2025 Annual Meeting of Stockholders, such changes have been or will be reflected on Initial Statement of Beneficial Ownership of Securities on Form 3, Statement of Changes in Beneficial Ownership on Form 4, or Annual Statement of Changes in Beneficial Ownership on Form 5 filed with the SEC, which are available at https://www.sec.gov/cgi-bin/own-disp?action=getissuer&CIK=0000003197.

Information about the directors and executive officers of the Company, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in (i) the Company’s proxy statement for its 2025 Annual Meeting of Stockholders, which was filed with the SEC on June 18, 2025 (and which is available at https://www.sec.gov/Archives/edgar/data/1489096/000148909625000097/thr-20250618.htm), (ii) a Form 8-K filed by the Company on July 1, 2025 (as amended July 15, 2025) (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0001489096/000148909625000115/thr-20250701.htm) and (iii) to the extent holdings of the Company’s securities by the directors or executive officers of the Company have changed since the amounts set forth in the Company’s proxy statement for its 2025 Annual Meeting of Stockholders, such changes have been or will be reflected on Initial Statement of Beneficial Ownership of Securities on Form 3, Statement of Changes in Beneficial Ownership on Form 4, or Annual Statement of Changes in Beneficial Ownership on Form 5 filed with the SEC, which are available at https://www.sec.gov/cgi-bin/own-disp?action=getissuer&CIK=0001489096.

Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the Parent and Company using the sources indicated above.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical fact, included in this Form 8-K that address events, or developments that the Parent and Company expect, believe, or anticipate will or may occur in the future are forward-looking statements. The words “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements in this Current Report on Form 8-K include, but are not limited to, statements regarding the Transactions, pro forma descriptions of the combined company and its operations, integration and transition plans, synergies, opportunities and anticipated future performance. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking.

There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this Current Report on Form 8-K. These include the expected timing and likelihood of completion of the Transaction, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the Transaction that could reduce anticipated benefits or cause the parties to abandon the Transaction, the ability to successfully integrate the businesses, the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, the possibility that stockholders of the Parent and Company may not approve the Transaction, the risk that the parties may not be able to satisfy the conditions to the Transaction in a timely manner or at all, risks related to disruption of management time from ongoing business operations due to the Transaction, the risk that any announcements relating to the Transactions could have adverse effects on the market price of the Parent’s common stock or Company’s common stock, the risk that the Transactions and its announcement could have an adverse effect on the ability of the Parent and Company to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on their operating results and businesses generally, the risk the pending Transactions could distract management of both entities and they will incur substantial costs, the risk that problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected, the risk that the combined company may be unable to achieve synergies or it may take longer than expected to achieve those synergies and other important factors that could cause actual results to differ materially from those projected. All such factors are difficult to predict and are beyond the Parent’s or Company’s control, including those detailed in the Company’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that are available on its website at http://ir.thermon.com and on the SEC’s website at https://www.sec.gov, and those detailed in Company’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that are available on the Company’s website at https://ir.thermon.com and on the SEC’s website at https://www.sec.gov. All forward-looking statements are based on assumptions that the Parent and Company believe to be reasonable but that may not prove to be accurate. Such forward-looking statements are based on assumptions and analyses made by the Parent and Company in light of their perceptions of current conditions, expected future developments, and other factors that the Parent and Company believe are appropriate under the circumstances. These statements are subject to a number of known and unknown risks and uncertainties. Forward-looking statements are not guarantees of future performance and actual events may be materially different from those expressed or implied in the forward-looking statements. The forward-looking statements in this Current Report on Form 8-K speak as of the date of this Current Report on Form 8-K.

Neither the Parent nor Company undertakes, and each of them expressly disclaims, any duty to update any forward-looking statement whether as a result of new information, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of February 23, 2026, by and among the Parent, Merger Sub Inc., Merger Sub LLC and the Company.
10.1	Form of Voting Agreement.
99.1	Joint Press Release, dated as of February 24, 2026, announcing the execution of the Merger Agreement.
99.2	Investor Presentation, dated as of February 24, 2026.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2026	THERMON GROUP HOLDINGS, INC.

	By:	/s/ Ryan Tarkington
Ryan Tarkington
Senior Vice President, General Counsel & Corporate Secretary